For more information, please contact:
Michael J. McCloskey
Chief Operating Officer
720-932-4282
michaelm@matrixbancorp.com

or

Susan J. Lewis, PAIRELATIONS, LLC
(303) 804-0494
slewis@pairelations.com

FOR IMMEDIATE RELEASE
     JANUARY 31, 2006

MATRIX BANCORP, INC. ANNOUNCES PROPOSED NEW BRAND NAME

Company Takes First Steps Toward Building its Community-based Banking Brand

Denver, Colorado …January 31, 2006 … Matrix Bancorp, Inc. (NASDAQ: MTXC) (the “Company”) today announced, consistent with the themes disclosed to the public during its recent private placement of common stock, its launch of a proposed new brand name for the Company and its various subsidiaries.

The Company recently identified “United Western™” as its proposed new brand name, and anticipates that a formal change in the legal and trade names, as well as corporate logos, will occur for the Company and various of its subsidiaries during the second or third quarter of 2006. The name changes, which are subject to applicable regulatory and shareholder notices, approvals and/or consents, would change from, for example, “Matrix Bancorp, Inc.” to “United Western Bancorp, Inc.” and “Matrix Capital Bank” to “United Western Bank.” The Company plans to submit the proposed name change for the publicly held holding company at the upcoming annual meeting of shareholders, expected to be held during the second quarter of 2006.

Guy Gibson, chairman of the Company’s board of directors, stated: “The proposed new brand name draws on the western heritage of the Colorado Front Range community, the Company’s employees and our institution. We look forward to providing exceptional service from our new community banking network to the Colorado Front Range community and to the growing businesses that serve this marketplace.”
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Matrix Bancorp, Inc.
Proposed Brand Name

Scot T. Wetzel, the Company’s president and chief executive officer and chairman, president and chief executive officer of Matrix Capital Bank, added: “We are moving forward to swiftly carry out the initiatives identified by management necessary to build our community banking presence. Our first step is to emerge as a new brand, focused on building a network of community bank branches around reputable Colorado bankers across the Front Range. We believe that the United Western Bank name will help facilitate this process as it best reflects our goals, objectives and geographic reach.”

Denver-based Matrix Bancorp, Inc. is focused on developing its community-based banking network through its Matrix Capital Bank subsidiary by strategically positioning branches across Colorado’s Front Range market. The Bank plans to grow its network to an estimated five to seven community-based branches over the next three to five years.

At September 30, 2005, the Company reported total consolidated assets of $2.0 billion, total loans of $1.4 billion, total deposits of $1.2 billion and total consolidated shareholders equity of $99.8 million. For more information, please visit www.matrixbancorp.com.

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “predict,” “believe,” “plan,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this interim report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: the timing of regulatory approvals or consents for new branches or other contemplated actions; the availability of suitable and desirable locations for additional branches; the continuing strength of our existing business, which may be affected by various factors, including but not limited to interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; the delay in or failure to receive any required shareholder approvals of the contemplated actions; the risks and uncertainties discussed elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2005; and the uncertainties set forth from time to time in the Company’s periodic reports, filings and other public statements.

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